            As filed with the Securities and Exchange Commission on June 8, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)

        Delaware                                               94-3238130
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                       1900 S. Norfolk Street, Suite 310
                             San Mateo, CA  94403
  (Address, including zip code, of Registrant's principal executive offices)
                      --------------------------------
                      Inktomi Corporation 1998 Stock Plan
             Inktomi Corporation 1998 Employee Stock Purchase Plan
                   Impulse Buy Network, Inc. 1997 Stock Plan
                           (Full title of the plan)
                      --------------------------------
                                TIMOTHY STEVENS
               Vice President of Corporate and Legal Affairs and
                                General Counsel
                       1900 S. Norfolk Street, Suite 310
                             San Mateo, CA  94403
                                (650) 653-2800
(Name, address, and telephone number, including area code, of agent for service)
                      --------------------------------
                                  Copies to:
                            DOUGLAS H. COLLOM, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (415) 493-9300
                      --------------------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
                                                                    Proposed Maximum Offering
      Title of Each Class of Securities           Amount to be                Price
               to be Registered                    Registered               Per Share
-----------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value: To     2,000,000 shares                    $ 88.375(1)
 be issued under Inktomi Corporation 1998
 Stock Plan...................................
===============================================================================================
Common Stock, $.001 per share par value: To      139,836 shares                     $99.6625(2)
 be issued under Inktomi Corporation 1998
 Employee Stock Purchase Plan.................
===============================================================================================
Common Stock, $.001 per share par value: To      78,007 shares                      $ 0.9711(3)
 be issued under Impulse Buy Network, Inc.
 1997 Stock Plan..............................
===============================================================================================

==============================================================
    Proposed Maximum
   Aggregate Offering                        Amount of
          Price                           Registration Fee
--------------------------------------------------------------


      $176,750,000(1)                          $49,136.50
==============================================================


      $ 13,936,405(2)                          $ 3,874.32
==============================================================


      $  75,752.60(3)                          $    21.05
==============================================================
TABLE>

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 4, 1999.
(2) The exercise price of $99.6625 per share, computed in accordance with Rule 457(h), is 85% of the opening price of a share of Common Stock of the Company as reported on the Nasdaq National Market on May 3, 1999, the current enrollment date. Pursuant to the 1998 Employee
     Stock Purchase Plan (Exhibit 4.2), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.
 (3) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $0.9711 per share covering authorized but unissued shares under the Impulse Buy Network, Inc. 1997 Stock Plan.
================================================================================

PART II:   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        Inktomi Corporation hereby incorporates by reference in this registration statement the following documents:

        1. Inktomi's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

        2. Inktomi's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

        3. Inktomi's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

        4. Inktomi's Current Report on Form 8-K dated May 13, 1999 relating to the acquisition of Impulse Buy Network, Inc.;

        5. Inktomi's Current Report on Form 8-K dated December 29, 1998 relating to Inktomi's stock split;

        6. Inktomi's Current Report on Form 8-K dated November 6, 1998 relating to the pooling of interests resulting from Inktomi's acquisition of C2B Technologies, Inc.;

        7. Inktomi's Current Report on Form 8-K dated October 9, 1998, as amended November 2, 1998, relating to the acquisition of C2B Technologies, Inc.; and

        8. The description of Inktomi's common stock contained in its Registration Statement on Form 8-A as filed with the SEC on May 22, 1998.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

          Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        The validity of the shares of Common Stock offered hereby has been passed upon for Inktomi by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, WS Investment Company 97A and WS Investment Company 97B, both investment partnerships composed by certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, and certain attorneys who are members of or are employed by Wilson Sonsini Goodrich & Rosati beneficially own an aggregate of 9,959 shares of Inktomi's Common Stock.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article X of Inktomi's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

        Article VI of Inktomi's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

        Inktomi has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Inktomi's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Inktomi pursuant to the foregoing provisions, Inktomi has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Inktomi in which indemnification is being sought, nor is Inktomi aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Inktomi.

Item 7. Exemption From Registration Claimed
        -----------------------------------

           Not applicable.

Item 8. Exhibits
        --------
         Exhibit
          Number                                Documents
        ---------  ------------------------------------------------------------

           4.1* Inktomi Corporation 1998 Stock Plan and form of agreement thereunder

           4.2* Inktomi Corporation 1998 Employee Stock Purchase Plan and form of agreement thereunder

           4.3 Impulse Buy Network, Inc. 1997 Stock Plan and form of agreement thereunder

           5.1 Opinion of counsel as to legality of securities being registered

          23.1     Consent of Counsel (contained in Exhibit 5.1)

          23.2     Consent of Independent Auditors

          24.1     Power of Attorney (see page II-7)

        * Incorporated by reference to the Exhibits filed with Inktomi's Registration statement on Form S-1 (Registration No. 333-50247) as declared effective by the SEC on June 9, 1998.

Item 9. Undertakings
        ------------
        (a) Rule 415 offering    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 8th day of June, 1999.

                                    INKTOMI CORPORATION

                                    By:  /s/ Jerry M. Kennelly
                                         -----------------------------
                                         Jerry M. Kennelly
                                         Vice President of Finance and
                                         Chief Financial Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                              Date
-----------------------------------------  ----------------------------------------  -----------------------
/s/ David C. Peterschmidt                  President, Chief Executive Officer and           June 8, 1999
-----------------------------------------  Chairman (Principal Executive Officer)
David C. Peterschmidt

/s/ Jerry M. Kennelly                      Vice President of Finance and Chief              June 8, 1999
-----------------------------------------  Financial Officer (Principal Financial
Jerry M. Kennelly                          and Accounting Officer)

/s/ Eric A. Brewer                         Director                                         June 8, 1999
-----------------------------------------
Eric A. Brewer

/s/ Frank Gill                             Director                                         June 8, 1999
-----------------------------------------
Frank Gill

/s/ Fredric W. Harman                      Director                                         June 8, 1999
-----------------------------------------
Fredric W. Harman

/s/ John A. Porter                         Director                                         June 8, 1999
-----------------------------------------
John A. Porter

/s/ Alan F. Shugart                        Director                                         June 8, 1999
-----------------------------------------
Alan F. Shugart

                              INKTOMI CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                               INDEX TO EXHIBITS


   Exhibit
   Number                                       Documents
------------ -------------------------------------------------------------------

      4.1* Inktomi Corporation 1998 Stock Plan and form of agreement thereunder

      4.2* Inktomi Corporation 1998 Employee Stock Purchase Plan and form of agreement thereunder

      4.3 Impulse Buy Network, Inc. 1997 Stock Plan and form of agreement thereunder

      5.1      Opinion of counsel as to legality of securities being registered

     23.1      Consent of Counsel (contained in Exhibit 5.1)

     23.2      Consent of Independent Auditors

     24.1      Power of Attorney (see page II-7)

* Incorporated by reference to the Exhibits filed with Inktomi's Registration statement on Form S-1 (Registration No. 333-50247) as declared effective by the SEC on June 9, 1998.